Exhibit 10.5

Execution Copy

Harbinger Capital Partners Master Fund I, Ltd.

Harbinger Capital Partners Special Situations Fund, LP

HGW Holding Company, L.P.

One Dot Four Corp.

450 Park Avenue

30th Floor

New York, NY 10022-2637

January 26, 2010

TerreStar Corporation

TerreStar Networks Inc.

TerreStar 1.4 Holdings, LLC

One Discovery Square

12010 Sunset Hills Road, 6th Floor

Reston, VA 20190

Attn:	Jeffrey Epstein, President
Douglas Brandon, General Counsel

Re:	Receipt Lease Prepayment and Acknowledgement of Prepayment Terms

Ladies and Gentlemen:

Reference is hereby made to (i) that certain Exclusivity Agreement (the “Exclusivity Agreement”), dated as of the date hereof, by and among TerreStar Corporation (“TerreStar”), TerreStar Networks Inc. (“Networks” and together with TerreStar, the “Company”), Harbinger Capital Partners Master Fund I, Ltd. (“Harbinger Master Fund”), Harbinger Capital Partners Special Situations Fund, LP (“Harbinger Special Situations Fund”), and HGW Holding Company, L.P. (together with Harbinger Master Fund and Harbinger Special Situations Fund, “Harbinger”) and (ii) that certain Spectrum Manager Lease Agreement (the “Lease Agreement”), dated September 17, 2009, as amended October 9, 2009, by and among TerreStar, TerreStar’s subsidiary TerreStar 1.4 Holdings, LLC (“Lessor”), and Harbinger’s affiliate One Dot Four Corp. (“Lessee”).

Subject to the terms of this letter agreement and the Exclusivity Agreement, contemporaneously with the execution of this letter agreement and the Exclusivity Agreement, Lessee is pre-paying, and Harbinger is causing Lessee to pre-pay, $30,000,000 (the “Prepayment”) of the amount that may become due and payable by Lessee to Lessor pursuant to the Lease Agreement. Lessee is not obligated to make the Prepayment pursuant to the Lease Agreement. Lessee would not be willing to pre-pay all or any portion of the Prepayment in the absence of the Exclusivity Agreement, and Harbinger would not be willing to make all or any portion of the Prepayment funds available to Lessee or cause Lessee to make all or any portion of the Prepayment in the absence of the Exclusivity Agreement. The Prepayment is good and sufficient consideration for the Company’s execution of the Exclusivity Agreement.

The Prepayment shall be applied as a credit in full on account toward payments to Lessor that Lessee may become obligated to pay pursuant to the Lease Agreement. In the event (a) the Lease Agreement is terminated in accordance with its terms at any time when any portion of the $30,000,000 Prepayment remains as prepayment of payment obligations that would otherwise not have become due and payable as of the date of such termination, (b) the Company or any of its affiliates (other than Harbinger) terminates the Exclusivity Agreement prior to the Termination Date (as defined in the Exclusivity Agreement), (c) the Company or any of its affiliates (other than Harbinger) breaches the Exclusivity Agreement in any material respect, (d) the Company does not obtain, or is unable to obtain, the consents necessary to enter into and effect the Spectrum Pooling Agreement referenced in the Exclusivity Agreement, or (e) the Company or its subsidiaries does not have, or ceases to have, rights to all or substantially all of the S-band Spectrum (as defined in the Exclusivity Agreement), the remaining unamortized portion of the Prepayment that would not otherwise have been paid as of the date of such triggering event shall be refunded in full to Lessee.

Please acknowledge your consent to and agreement with the foregoing by signing the acknowledgement and agreement below. By signing below, each of the signatories acknowledges receipt of the full $30,000,000 Prepayment and agrees to the terms of this letter agreement, including, without limitation, the provisions regarding the repayment obligations set forth in the immediately preceding paragraph.

Sincerely,

ONE DOT FOUR CORP.

By:	/s/ Peter A. Jenson
Name: Title:	Peter A. Jenson Vice President

HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.

By:	Harbinger Capital Partners LLC, its investment manager

By:	/s/ Peter A. Jenson
Name: Title:	Peter A. Jenson Vice President

HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.

By:	Harbinger Capital Partners Special Situations GP, LLC, its general partner

By:	/s/ Peter A. Jenson
Name: Title:	Peter A. Jenson Vice President

HGW HOLDING COMPANY, L.P.

By:	HGW GP, Ltd., its general partner

By:	/s/ Peter A. Jenson
Name: Title:	Peter A. Jenson Vice President

Acknowledged and Agreed:

TERRESTAR 1.4 HOLDINGS LLC

By:	/s/ Jeffrey Epstein
Name: Title:	Jeffrey Epstein President

TERRESTAR CORPORATION

By:	/s/ Jeffrey Epstein
Name: Title:	Jeffrey Epstein President

TERRESTAR NETWORKS INC.

By:	/s/ Jeffrey Epstein
Name: Title:	Jeffrey Epstein President

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